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                                                                EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-64547) and Form S-8 (Registration Nos. 2-48760, 33-57793, 33-57795 and 33-57797) of Matthews International Corporation, of our report dated November 16, 1995, on our audits of the consolidated financial statements of Matthews International Corporation and subsidiaries as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.




                                                   COOPERS & LYBRAND L.L.P.




Pittsburgh, Pennsylvania
December 21, 1995